Exhibit 23.5

August 1, 2011

PRIVATE & CONFIDENTIAL

To:                              LaShou Group Inc.

Room 1003, H Building (North)

Time Fortune, Jia-6 Shuguang Xili, Chaoyang District

Beijing 100028, People’s Republic of China

Tel: (86-10) 8444-0025

Re:                    Consent to References to Nielsen’s Reports

Madam/Sirs:

Nielsen (“Nielsen”) hereby consents to references to its name in the Registration Statement on Form F-1 and any amendments thereto (the “Registration Statement”) in relation to the initial public offering of LaShou Group Inc. (together with any new or changed name of LaShou Group Inc. that may be adopted in the future or its affiliate listing vehicle, the “Company”) to be filed by with the U.S. Securities and Exchange Commission (the “SEC”) and any other future filings with the SEC, including filings on Form 20-F or Form 6-K or other SEC filings (collectively, “SEC Filings”), on the website of the Company and its affiliates, in the press releases, institutional and retail roadshow and other promotional material in connection with the company’s initial public offering, internal or external reports, presentations, or other communications with respect to the initial public offering (collectively, “other Permitted Uses”). Nielsen further consents to inclusion of information, data and statements from the report entitled “Report on the Brand Value and the Effect of Communication of Lashou.com (in Chinese: 拉手网品牌价值与传播效果研究报告)” (the “Report”) in the Company’s Registration Statement, SEC Filings and other Permitted Uses, and citations of the Reports in the Company’s Registration Statement, SEC Filings and other Permitted Uses. Nielsen confirms that the citations of the Report in the Registration Statement are correct, accurate and reflect the most recent available information.

Yours faithfully,

For and on behalf of Nielsen

/s/ Steven Li
Name:	Steven Li
Title:	Managing Director

Appendix 1

1.               According to a report commissioned by us and prepared by Nielsen, an independent research firm, in July 2011, our “Lashou.com” brand is one of the most recognizable online social commerce brands in China.

/s/ SEAL